Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

August 2, 2012

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS SECOND QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on August 2, 2012, at 10:00 a.m. Central Time. The conference call number is (888) 466-4587 for domestic callers and (719) 325-2327 for international callers, participant access code 5324882. To access an audio webcast, please go to the link within the Harte-Hanks website in the Investors section. An audio replay will be available shortly after the call through August 10, 2012 at (888) 203-1112 for domestic callers and (719) 457-0820 for international callers, participant access code 5324882. The replay also will be available on the Harte-Hanks web site at http://www.harte-hanks.com/page/investors_events.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported second quarter 2012 diluted loss per share of ($1.74) on revenues of $199.1 million. These results compare to diluted earnings per share of $0.15 on $213.0 million in revenues for the second quarter of 2011.

The financial results reflect the previously announced non-cash income statement charge of $165.3 million for the impairment of Shoppers goodwill and other intangibles and $2.2 million for restructuring charges. Excluding these items, 2012 second quarter diluted income per share was $0.13.

The following table presents financial highlights of the company’s operations for the second quarter of 2012 and 2011, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,
	2012	2011	% Change
Operating revenues	$199,137	$213,047	-6.5%
Operating income (loss)	(152,665)	16,546	NM
Net income (loss)	(109,705)	9,425	NM
Diluted earnings (loss) per share	(1.74)	0.15	NM
Diluted shares (weighted average common and common equivalent shares outstanding)	63,007	63,703	-1.1%

*	NM=Not meaningful

For the three months ended June 30, 2012, the company generated free cash flow (defined below) of $11.1 million, an increase from $8.8 million in the prior year’s second quarter. Capital expenditures for the quarter were $2.6 million compared to $7.0 million in the prior year’s second quarter.

Commenting on the second quarter performance, Chairman, President and Chief Executive Officer Larry Franklin said, “As we said in our July 17, 2012 announcement, we are disappointed with our financial performance. The revenue decline in the quarter was driven primarily by Direct Marketing. Our high tech vertical revenue declined (as a percentage) in low double digits from the second quarter of 2011, primarily from reductions in programs from our global clients and reduced volumes from a domestic contact center customer. Pharmaceuticals declined in the high teens mostly from reduced volumes. Financial services declined in the high single digits, primarily from decreased credit card acquisition activities. We experienced revenue softness with Trillium Software primarily from European and Japanese partners. This softness contributed to the shortfall in the financial vertical, as well as the high tech vertical. Our retail vertical declined in the mid single digits and our select vertical was flat compared to the prior year quarter.

“The $0.13 diluted earnings per share mentioned above excludes $2.2 million (or $0.02 per share) in restructuring charges incurred in Direct Marketing and Shoppers. The Direct Marketing charges resulted from the recently announced leadership changes, while the Shoppers charges resulted from closing our daily deal site and some other digital initiatives which had not met expectations. We continue to invest, and see good growth, in PowerSites.”

Discussing the performance of the business segments, Executive Vice President and Chief Financial Officer Doug Shepard said, “Direct Marketing revenues decreased $9.9 million, or 6.5%, in the second quarter of 2012 compared to the second quarter of 2011. Direct Marketing results reflect the impact of JC Penney changing its marketing strategy from direct mail to broadcast, with the reduction in mail services contributing about half of the 6.5% decline. Operating income margins were 11.6% versus 13.3% in the second quarter of 2011.

“Shoppers revenue decreased 6.6% in the second quarter compared to the 2011 second quarter. Operating income (excluding the goodwill and other intangibles impairment and restructuring charges) was $0.6 million compared to a 2011 second quarter operating income (excluding $2.8 million of primarily severance charges) of $1.7 million. Consistent with the first quarter, Shoppers revenues increased for the automotive, communications and consumer spending sectors, but decreased for the real estate, services and restaurant sectors. We had good revenue performance in June, with the mid-week 4th of July holiday pulling revenue into June from July.”

Concluding, Franklin said, “We continue to expect the rate of Shoppers revenue decline to decrease slightly for the second half of 2012 compared to the second half of 2011, and Shoppers should have some modest profit growth. We expect Direct Marketing revenue in the second half of 2012 will continue to show declines in the 4% to 5% range. Although we expect operating income to decline, the decline should be less than that shown by revenue. The new Direct Marketing leadership team announced yesterday reflects the caliber and depth of the leadership already in the company. This restructuring of roles and responsibilities aligns our leaders to better serve our clients as we help them engage and grow their customers. This is a skilled leadership team supported by terrific people throughout the company committed to delivering excellent results for our customers, people and stockholders. Harte-Hanks remains financially strong and has an exciting future.”

Selected Highlights:

•

Harte-Hanks Direct Marketing announced the promotion to executive vice president of Brian Dames, Jeannine Falcone, Tony Paul and Andrew Harrison as it realigns roles and responsibilities of key leaders in four areas – customer solutions, customer strategy and engagement, customer delivery and people – to structure the company for future growth and enhance the customer experience. Paul and Harrison were also elected as vice presidents of Harte-Hanks, as Dames and Falcone had been previously

•

Harte-Hanks Market Intelligence has licensed its business-to-business Ci Technology Database (CiTDB®) to PC Connection, a leading IT solutions provider, to support multichannel lead generation for medium and large technology customers.

•

Harte-Hanks announced that Silversea Cruises has selected The Agency Inside® Harte-Hanks to provide digital media services to drive qualified leads to Silversea Cruises’ contact center. The Agency will target media to affluent consumers in the US, UK and elsewhere. Services provided will include multilingual search engine optimization (SEO), digital media planning and buying, paid search management, mobile search and social media marketing for this new customer.

•

The Aberdeen Group® and Harte-Hanks Market Intelligence are teaming to drive high quality sales leads to a leading global supplier of business technology solutions. The Aberdeen Group will develop content, and will ensure attendance using CiTDB resources, for a series of executive roadshows designed to drive demand for the client’s analytics products.

•	Trillium Software® announced agreements with three new clients and expansion of an existing client relationship:

•

The State of Connecticut will use the Trillium Software System® as it creates a master data management (MDM) system to allow it to optimize its operations with a single master view of its data, which provides the State with a central case search and match facility that highlights duplicate services provided by other state agencies.

•

A large U.S. public utility has licensed the Trillium Software System to provide standardization, validation, matching and de-duplication for third party data leads use in the client’s marketing database.

•

A large international precious metals engraver and stamper selected the Trillium Software System to bolster their current data governance initiative to improve the value of its customer, supplier and product data within its Customer Relationship Management and Business Intelligence systems.

•

One of the world’s leading manufacturers of data terminals has expanded its use of the Trillium Software System to its MDM environment with detailed profiling capabilities, and has added census geography data and location data (latitude/longitude) to its current platform which will result in improving and increasing the value of its customer and product data assets.

•

CDW Corporation, a leading provider of technology products and services for business, government and education, renewed its license to the Ci Pipeline®, Harte-Hanks’ lead generation and delivery system designed specifically for technology solution providers and focused on key technology investment initiatives.

•

The Agency Inside Harte-Hanks was selected to perform an integrated customer and health care provider email campaign for a new product being launched by one of its long-standing pharmaceutical clients. The Agency Inside will develop the strategy and email creative for the campaign, and provide reporting and analytics after deploying the campaign.

•

Harte-Hanks was selected by a leading department store to manage its mail advertising program. Harte-Hanks will leverage its mail processing and data processing experience along with its proprietary distribution and mail tracking capabilities to improve the effectiveness of this new client’s programs.

•

A leading network solutions provider has chosen Harte-Hanks as its contact center agency of record for North America, building on the performance of past projects for this global client in performing lead qualification services.

•

A leading global open-source software and service provider has selected Harte-Hanks to provide international lead qualification. Using its contact center resources in Latin America, Asia-Pacific, North America and Europe, Harte-Hanks will use its expertise with Eloqua to improve the quality of the client’s lead generation information.

•

A top U.S. regional bank chose Harte-Hanks to execute a customer communication program. Harte-Hanks will provide data integration, database services, creative services and multichannel digital and mail campaign execution for this client’s effort to migrate customers to a new checking service.

•

The Philadelphia Direct Marketing Association awarded The Agency Inside ten Benjamin Franklin Awards (or “Bennys”) for excellence in direct marketing – including for the competition’s top campaign overall, a consumer multimedia campaign created for the launch of the Hyundai Veloster. The Agency Inside also garnered six awards for its multichannel campaigns for Sony Electronics.

•

Mason Zimbler®, Harte-Hanks’ digital B2B agency, won three advertising awards for technology clients: two Business Marketing Association ACE Awards for social media on behalf of clients IBM and Sage HRMS, and one Killer Content Award, presented by DemandGen Report, for client Sage Fixed Assets. The ACE Awards honor the best in business-to-business marketing creative, while the Killer Content Awards recognize business-to-business efforts that rely on content marketing strategies and tactics. The winning campaigns and their results demonstrate how marketing dynamics are changing, with social and content leading the way to relevance and sales in business markets.

•	Harte-Hanks paid a dividend of 8.5 cents per share, marking 69 consecutive quarterly dividend payments since the first quarter of 1995.

About Harte-Hanks®:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level through its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into more than 950 separate editions and reach 11.2 million addresses each week in California and Florida. Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and http://www.PowerSites.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings and conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook or preliminary estimates for revenues, earnings per share, operating income, expenses, capital resources, estimates for goodwill and intangibles impairment charges and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and consolidation of and prospective clients, vendors and partners in these verticals, (e) our ability to manage and timely adjust our capacity and current headcount, and to otherwise effectively service our clients, (f) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011. The forward-looking statements in this press release and our related earnings press release and conference call are made only as of the date hereof (or thereof) and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), plus goodwill and other intangibles impairment (tax-effected) less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Note Regarding Use of Non-GAAP Financial Measures:

This press release includes the non-GAAP financial measure of diluted earnings per share, excluding the goodwill and other intangibles impairment charges described elsewhere in this release (“EPS with Impairment Exclusion”). This EPS with Impairment Exclusion is intended to provide additional information only and does not have any standard meaning prescribed by generally accepted accounting principles in the U.S. We believe EPS with Impairment Exclusion is useful to our management and investors, analysts and other external users of our financial statements in evaluating our operating performance from period to period by removing the impact of goodwill and other intangibles impairment charges that management believes does not directly reflect our core operations. To reconcile diluted earnings per share to EPS with Impairment Exclusion, start with our diluted loss per share of ($1.74) and exclude the per share impact of the goodwill and other intangible impairment and restructuring charges discussed in this press release, $1.87, which results in estimated EPS with Impairment Exclusion of $0.13.

Our management recognizes that using EPS with Impairment Exclusion as a performance measure has inherent limitations as compared to diluted loss per share, as this non-GAAP financial measure excludes a goodwill impairment charge that may be meaningful to investors. Accordingly, EPS with Impairment Exclusion should not be considered in isolation and does not purport to be an alternative to diluted earnings per share as a measure of our operating performance.

This document may contain trademarks that are owned or licensed by Harte-Hanks, Inc. and its subsidiaries, including, without limitation, Harte-Hanks® and other names and marks. All other brand names, product names, or trademarks belong to their respective holders.

Tags in this release: Harte-Hanks, The Agency Inside, Aberdeen Group, Trillium Software, Mason Zimbler, Ci Technology Database, Market Intelligence, Direct Marketing, Shoppers, PennySaverUSA.com, The Flyer.com, Contact Centers, Digital Marketing, Digital Solutions, Mobile, Social, Direct Mail, Database, Customer Experience, Innovation, Powersites, Larry Franklin, Doug Shepard, Brian Dames, Jeannine Falcone, Tony Paul, Andrew Harrison

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
In thousands, except per share data	2012	2011	2012	2011
Operating revenues	$199,137	$213,047	$394,309	$413,353
Operating expenses:
Labor	88,140	91,274	174,855	180,283
Production and distribution	75,458	82,523	149,631	158,792
Advertising, selling, general and administrative	16,920	17,341	32,732	32,681
Impairment of goodwill and other intangibles	165,336	—	165,336	—
Depreciation and amortization	5,948	5,363	11,488	10,732

	351,802	196,501	534,042	382,488

Operating income (loss)	(152,665)	16,546	(139,733)	30,865

Other expenses (income):
Interest expense	880	626	1,899	1,262
Interest income	(30)	(67)	(59)	(136)
Other, net	403	473	1,058	1,115

	1,253	1,032	2,898	2,241

Income (loss) before income taxes	(153,918)	15,514	(142,631)	28,624
Income tax expense (benefit)	(44,213)	6,089	(39,719)	11,282

Net income (loss)	$(109,705)	$9,425	$(102,912)	$17,342

Basic earnings (loss) per common share	$(1.74)	$0.15	$(1.63)	$0.27

Weighted-average common shares outstanding	63,007	63,371	62,959	63,538

Diluted earnings (loss) per common share	$(1.74)	$0.15	$(1.63)	$0.27

Weighted-average common and common equivalent shares outstanding	63,007	63,703	62,959	63,974

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

	June 30,	December 31,
In thousands	2012	2011
Cash and cash equivalents	$34,407	$86,778
Total debt	$116,375	$179,438

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
In thousands	2012	2011	% Change	2012	2011	% Change
OPERATING REVENUES:
Direct Marketing	$142,794	$152,721	-6.5%	$282,250	$293,802	-3.9%
Shoppers	56,343	60,326	-6.6%	112,059	119,551	-6.3%

Total operating revenues	$199,137	$213,047	-6.5%	$394,309	$413,353	-4.6%

OPERATING INCOME (LOSS):
Direct Marketing	$16,578	$20,356	-18.6%	$32,231	$36,336	-11.3%
Shoppers	(165,946)	(1,118)	-14743.1%	(165,745)	129	-128584.5%
General corporate expense	(3,297)	(2,692)	-22.5%	(6,219)	(5,600)	-11.1%

Total operating income (loss)	$(152,665)	$16,546	-1022.7%	$(139,733)	$30,865	-552.7%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$4,005	$3,921	2.1%	$8,116	$7,860	3.3%
Shoppers	1,938	1,438	34.8%	3,362	2,863	17.4%
General corporate expense	5	4	25.0%	10	9	11.1%

Total depreciation and amortization	$5,948	$5,363	10.9%	$11,488	$10,732	7.0%

Reconciliation of Net Income to Free Cash Flow

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2012	2011	2012	2011
Net Income (Loss)	$(109,705)	$9,425	$(102,912)	$17,342
Add: After-tax impairment (Note 1)	116,681	—	116,681	—
Add: After-tax stock-based compensation (Note 2)	735	1,047	1,333	1,705
Add: depreciation and amortization	5,948	5,363	11,488	10,732
Less: capital expenditures	2,582	7,036	5,636	11,408

Free cash flow	$11,077	$8,799	$20,954	$18,371

Note 1: Pre-tax impairment of goodwill and other intangibles was $165,336 for the three months ended June 30, 2012.

Note 2: Pre-tax compensation expense was $1,203 and $1,723 for the three months ended June 30, 2012 and 2011, respectively.

Pre-tax compensation expense was $2,196 and $2,812 for the six months ended June 30, 2012 and 2011, respectively.

Reconciliation of Net Income (Loss) to EBITDA

	Three months ended		Six months ended
	June 30,		June 30,
In thousands	2012	2011	2012	2011
Net Income (Loss)	$(109,705)	$9,425	$(102,912)	$17,342
Add: Impairment of goodwill and other intangibles	165,336	—	165,336	—
Depreciation and amortization	5,948	5,363	11,488	10,732
Interest expense, net and non-operating, net	1,253	1,032	2,898	2,241
Income tax expense (benefit)	(44,213)	6,089	(39,719)	11,282

EBITDA	$18,619	$21,909	$37,091	$41,597

EBITDA by Segment:
Direct Marketing	$20,583	$24,277	$40,347	$44,196
Shoppers	1,328	320	2,953	2,992
Corporate	(3,292)	(2,688)	(6,209)	(5,591)

	$18,619	$21,909	$37,091	$41,597

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets—Percent of Direct Marketing Revenue

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Retail	27%	26%	26%	26%
Financial and Insurance Services	14%	15%	14%	15%
Technology	23%	24%	24%	24%
Healthcare and Pharmaceuticals	9%	10%	10%	10%
Other Select Markets	27%	25%	26%	25%

	100%	100%	100%	100%